UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2017

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

16430 N. Scottsdale Road Suite 400

Scottsdale AZ, 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (480) 781-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K (the “Form 8-K”) filed by Carlisle Companies Incorporated (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 15, 2017, regarding, in part, the appointment of Robert Roche as Vice President and Chief Financial Officer of the Company, to (i) replace Exhibit 10.2 to the Form 8-K with the correct form of executive severance agreement Mr. Roche entered into with the Company and (ii) amend and restate Item 5.02 of the Form 8-K to accurately reflect the terms of such executive severance agreement.  The form of executive severance agreement filed as Exhibit 10.2 with the Form 8-K was incorrect because it contained a modified single-trigger severance provision.  The correct form of executive severance agreement Mr. Roche entered into with the Company contains a double-trigger severance provision.

This Amendment does not affect any other parts of, or exhibits to, the Form 8-K, and those unaffected parts or exhibits are not included in this Amendment.  Except as expressly stated in this Amendment, the Form 8-K continues to speak as of the date of the original filing of the Form 8-K, and the Company has not updated the disclosure contained in this Amendment to reflect events that have occurred since the date of the original filing of the Form 8-K.  Accordingly, this Amendment must be read in conjunction with the Company’s other filings, if any, made with the SEC subsequent to the filing of the Form 8-K, including amendments to those filings, if any.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Carlisle Companies Incorporated (the “Company”) announced the appointment of Robert Roche as Vice President and Chief Financial Officer of the Company, effective February 15, 2017 (the “Employment Date”).  Steven J. Ford will continue to serve as Vice President, Secretary and General Counsel of the Company and retain responsibility for managing the Company’s investor relations.

Mr. Roche, age 49, has served as JCI/Tyco Merger Integration Lead since March 2016 where he led, with his counterpart from Johnson Controls, the integration, planning and execution for the combination of Johnson Controls and Tyco International plc that was completed in September 2016.  Mr. Roche joined Tyco in 2003 and served as Senior Vice President of Finance since August 2014, Senior Vice President and Chief Operating Officer from December 2014 to August 2015, Senior Vice President, Corporate Audit Services from January 2013 to August 2014 and as Senior Vice President and Segment CFO—Fire and Security from January 2012 to December 2012.

In connection with his appointment as Vice President and Chief Financial Officer, Mr. Roche entered into an offer letter with the Company (the “Offer Letter”) on January 5, 2017, pursuant to which he will receive an annual base salary of $570,000, subject to increase from time to time at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).  Pursuant to the Offer Letter, Mr. Roche will be eligible to earn an annual target bonus equal to 75% to 150% of his base salary, based on the Company’s prior year performance and subject to the discretion and approval of the Compensation Committee, and will be eligible for annual long-term incentive equity grants with a grant date target value equal to 150% of his base salary, with the first annual award made on the Employment Date.  The Company’s annual equity grants currently include stock options, performance shares and time-vested restricted stock (each weighted 33-1/3%).  The material elements of the Company’s executive compensation program are described under the heading “Executive Officer Compensation Discussion and Analysis” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2016 (the “2016 Proxy Statement”).  The Offer Letter also provides for Mr. Roche to be reimbursed for reasonable costs and expenses incurred in connection with his relocation to the Scottsdale, Arizona area, which is to occur no later than September 1, 2017.

Pursuant to the Offer Letter, Mr. Roche will receive on the Employment Date a one-time grant of restricted shares of the Company’s common stock having a grant date value of $1,000,000, to be distributed to him ratably over two years beginning on the first anniversary of the grant date, provided that he continues to be employed by the Company on such distribution dates.  The restriction on such shares will also continue to lapse in accordance with the two-year schedule if, prior to the second anniversary of the Employment Date, Mr. Roche’s employment is terminated by the Company other than for cause.  During the period of restriction, Mr. Roche will receive all dividends paid with respect to these shares.  All of the Company’s equity grants contain restrictive covenants which will prohibit Mr. Roche from (i) competing with the Company or soliciting or employing any Company personnel for one year following his termination or (ii) disclosing any of the Company’s confidential or non-public information.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment as Vice President and Chief Financial Officer, Mr. Roche will be entitled to participate in the Company’s supplemental pension plan (as amended, the “Supplemental Pension Plan”) and all other elements of the Company’s employee benefit plans from time to time in effect and available to its senior executives, which are outlined in the 2016 Proxy Statement.  Mr. Roche will also enter into the Company’s standard executive severance agreement, providing for benefits in the event of a “change of control,” defined generally as an acquisition by any third party of 20% or more of the outstanding voting shares of the Company or a change in the majority of the Board.  In the event that Mr. Roche’s employment is terminated by the Company (excluding for “cause” (as defined in the executive severance agreement), death or disability) or in the event of his resignation for “good reason” (as defined in the executive severance agreement), in either case within three years of a “change of control,” he would be entitled to three years compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment with the Company and continuation of all life, accident, health, savings and other fringe benefits, all in accordance with and subject to the terms of the Company’s standard executive severance agreement.  The Company will not pay any tax gross-up on benefits paid under the executive severance agreement with Mr. Roche. In the event that any benefit to be received by Mr. Roche constitutes an excess parachute payment under Section 280G of the Internal Revenue Code, then Mr. Roche would be responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code.  However, if it is determined that reducing the benefits payable under the executive severance agreement below the level at which they become excess parachute payments would result in a greater after-tax benefit to Mr. Roche, the benefits will be reduced to the extent necessary to exclude such benefits from taxation under Section 4999 of the Internal Revenue Code.

The foregoing descriptions of the Supplemental Pension Plan and the executive severance agreement are qualified in their entirety by reference to the full text of such plans or agreements.  A copy of the Supplemental Pension Plan is filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (as amended by Amendment No. 1 to the Supplemental Pension Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).  A copy of the form of executive severance agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Roche and any other person pursuant to which he was selected as Vice President and Chief Financial Officer, nor are there any transactions involving the Company and Mr. Roche that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description	Incorporated By Reference To
10.1	Letter Agreement, dated January 5, 2017, between Robert Roche and the Company.	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 15, 2017 (File No. 1-9278).

10.2	Form of Executive Severance Agreement.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: April 12, 2017	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President

EXHIBIT INDEX

Exhibit Number	Description	Incorporated By Reference To
10.1	Letter Agreement, dated January 5, 2017, between Robert Roche and the Company.	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 15, 2017 (File No. 1-9278).

10.2	Form of Executive Severance Agreement.	Filed herewith.